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                                                                   EXHIBIT 23(a)


                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS


Specialty Retail Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statements Number 33-63068 and Number 33-88424 on Form S-8 of our report dated September 20, 1996, relating to the consolidated financial statements of Specialty Retail Group, Inc. as of and for the year ended June 30, 1996 appearing in the Company's Annual Report on Form 10-KSB for the year ended June 29, 1997.

We also consent to the reference to this firm as "Experts" in the prospectus forming part of Registration Statement Number 33-88424.

BDO Seidman, LLP
November 25, 1997


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